UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [X]

FILED BY PARTY OTHER THAN THE REGISTRANT  [_]

CHECK THE APPROPRIATE BOX:

[X]  Preliminary  Information  Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]  Definitive  Information  Statement

                           THE JACKSON RIVERS COMPANY
                (Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.
(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transactions applies:
(3) Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)  Amount previously paid:
(2)  Form, schedule or registration statement no.:
(3)  Filing party:
(4)  Date filed:


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                           THE JACKSON RIVERS COMPANY
                          402 WEST BROADWAY, SUITE 400
                           SAN DIEGO, CALIFORNIA 92101
                            TELEPHONE (619) 615-4242

                                  July 5, 2005

To  Our  Stockholders:

     The purpose of this information statement is to inform the holders of record of shares of our common and preferred stock as of the close of business on the record date, May 31, 2005 that our board of directors has recommended, and that the holder of the majority of votes of our stock intends to vote on July 25, 2005 to approve an amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 10,000,000 to 990,000,000.

     On May 31, 2005, we had 8,177,624 shares of our common stock issued and outstanding and 960,000 shares of our Series A preferred stock issued and outstanding. Each share of our common stock is entitled to one vote on all matters brought before the stockholders and each share of our Series A preferred stock outstanding entitles the holder to 2,000 votes of the common stock on all matters brought before our stockholders. We have a consenting stockholder, Dennis N. Lauzon, our president, chief executive officer and director, who holds 40,036 shares of our common stock and 960,000 shares of our Series A preferred stock. Therefore, Mr. Lauzon will have the power to vote 1,920,040,036 shares of the common stock, which number exceeds the majority of the 8,177,624 issued and outstanding shares of our common stock on the record date.

     Mr. Lauzon will vote to approve the amendment to our articles of incorporation. Mr. Lauzon will have the power to pass the proposed amendment to our articles of incorporation without the concurrence of any of our other stockholders.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     We appreciate your continued interest in The Jackson Rivers Company.

                                 Very truly yours,

                                 /s/  Dennis N. Lauzon

                                 Dennis N. Lauzon
                                 President, Chief Executive Officer and Director


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                           THE JACKSON RIVERS COMPANY
                          402 WEST BROADWAY, SUITE 400
                           SAN DIEGO, CALIFORNIA 92101
                            TELEPHONE (619) 615-4242


                              INFORMATION STATEMENT

     WE  ARE  NOT  ASKING  YOU  FOR  A PROXY AND YOU ARE REQUESTED NOT TO SEND A
PROXY.

     The purpose of this information statement is to inform the holders of record of shares of our common and preferred stock as of the close of business on the record date, May 31, 2005 that our board of directors has recommended, and that the holder of the majority of votes of our stock intends to vote on July 25, 2005 to approve an amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 10,000,000 to 990,000,000.

     This information statement will be sent on or about July 5, 2005 to our stockholders of record who do not sign the majority written consent described herein.

                                VOTING SECURITIES

     In accordance with our bylaws, our board of directors has fixed the close of business on May 31, 2005 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the amendment to our articles of incorporation to increase the number of our common shares requires a majority of the votes entitled to be cast on the matter within a separate voting group of stockholders once a quorum is present and voting. The quorum necessary to conduct business of the stockholders consists of one-third of the total shares issued and outstanding as of the record date.

     On May 31, 2005, we had 8,177,624 shares of our common stock issued and outstanding and 960,000 shares of our Series A preferred stock issued and outstanding. Each share of our common stock is entitled to one vote on all matters brought before the stockholders and each share of our Series A preferred stock outstanding entitles the holder to 2,000 votes of the common stock on all matters brought before our stockholders. We have a consenting stockholder, Dennis N. Lauzon, our president, chief executive officer and director, who holds 40,036 shares of our common stock and 960,000 shares of our Series A preferred stock. Therefore, Mr. Lauzon will have the power to vote 1,920,040,036 shares of the common stock, which number exceeds the majority of the 8,177,624 issued and outstanding shares of our common stock on the record date.

     Mr. Lauzon will vote to approve the amendment to our articles of incorporation. Mr. Lauzon will have the power to pass the proposed amendment to our articles of incorporation without the concurrence of any of our other stockholders.

DISTRIBUTION  AND  COSTS

     We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

     Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.


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
DISSENTERS'  RIGHT  OF  APPRAISAL

     No action will be taken in connection with the proposed corporate actions by our board of directors or the voting stockholders for which Florida law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

                    AMENDMENT TO ARTICLES OF INCORPORATION TO
               INCREASE THE NUMBER OF OUR AUTHORIZED COMMON SHARES

     The board of directors has determined that it is advisable to increase our authorized common stock and has adopted, subject to stockholder approval, an amendment to our articles of incorporation to increase the number of our authorized common shares from 10,000,000 to 990,000,000, par value $0.00001 per share. A copy of the proposed resolution amending our articles of incorporation is contained in Attachment A to this information statement.
                   -------------

     Authorizing an additional 980,000,000 shares of common stock would give our board of directors the express authority, without further action of the stockholders, to issue common stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes. Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

     The following is a summary of the material matters relating to our common stock.

     Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our common stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of The Jackson Rivers Company, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

     The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares.

     The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder's investment.

     In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares will dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder's investment could be adversely affected.

     The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Florida.


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
     Issuance of additional shares. As of the date of this information statement, our board has no plans to issue or use any of our newly authorized shares of common stock. The increase in the number of our authorized common shares is proposed by our management in order to ensure sufficient reserves of our common stock for various capital purposes and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming.

     The proposal with respect to our common stock is not being made by us in response to any known accumulation of shares or threatened takeover.

     The following is a summary of the material matters relating to our preferred stock.

     We currently have 1,000,000,000 shares of preferred stock, par value $0.00001 per share, authorized for issuance. Effective October 18, 2004, we designated 10,000,000 shares of our preferred stock as the Series A preferred stock. Each share of our Series A preferred stock is convertible into 1,000 shares of our common stock. On all matters submitted to a vote of our security holders, a holder of shares of our Series A preferred stock is entitled to the number of votes equal to the number of shares of the Series A preferred stock held by such holder multiplied by 2,000. Dennis N. Lauzon, our president, chief executive officer and director, holds 960,000 shares of our Series A preferred stock, which is equivalent to a vote of 1,920,000,000 shares of our common stock.

     Effective October 18, 2004, we also designated 10,000,000 shares of our preferred stock as the Series B preferred stock. Each share of our Series B preferred stock is convertible into shares of the common stock in accordance with the Per Share Conversion Price. The "Per Share Conversion Price" means 80 percent of the OTCBB, (or such other exchange or market on which the common stock is then listed, if the common stock is not listed on the OTCBB) five-day average closing bid price for each share of the common stock for the five days prior to the date of the conversion. The number of underlying shares of our common stock issuable upon any conversion of the shares of the Series B preferred stock is calculated by dividing the product of the number of shares of the Series B preferred stock to be converted multiplied by the par value of the Series B preferred stock ($0.00001 per share) by the Per Share Conversion Price. The holders of our Series B preferred stock have no voting rights on any matter submitted to our stockholders for their vote, waiver, release or other action. As of the date of this information statement, no shares of our Series B preferred stock have been issued.

VOTE  REQUIRED

     Once a quorum is present and voting, a majority of the total votes cast within each of the voting groups is required to approve the amendment to our articles of incorporation increasing the number of our authorized common shares.

     The board of directors recommends a vote FOR the amendment to our articles of incorporation increasing the number of our authorized common shares as described in Attachment A hereto.
               -------------

     Information regarding the beneficial ownership of our common and preferred stock by management and the board of directors is noted below.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of the record date, by:

- Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

- Each person who beneficially owns outstanding shares of our preferred stock;

-    Each  of  our  directors;

-    Each  named  executive  officer;  and

-    All  directors  and  officers  as  a  group.

                                                         COMMON STOCK BENEFICIALLY       PREFERRED STOCK BENEFICIALLY
                                                                 OWNED (2)                         OWNED (2)
                                                                 ---------                         ---------
       NAME AND ADDRESS OF BENEFICIAL OWNER (1)           NUMBER           PERCENT          NUMBER           PERCENT
       ----------------------------------------       ---------------  ---------------  ---------------  ---------------
Dennis N. Lauzon (3) . . . . . . . . . . . . . . . .           40,036              0.5          960,000              100
Nicholas A. Cortese, Jr. (4) . . . . . . . . . . . .                0                0                0                0
                                                      ---------------  ---------------  ---------------  ---------------
All directors and officers as a group (two persons).           40,036              0.5          960,000              100
                                                      ===============  ===============  ===============  ===============

---------------
(1) Unless otherwise indicated, the address for each of these stockholders is c/o The Jackson Rivers Company, 402 West Broadway, Suite 400, San Diego, California 92101, Telephone (619) 615-4242. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to the shares of our common and preferred stock which he beneficially owns.
(2) Beneficial ownership is determined in accordance with the rules of the SEC. As of the record date, the total number of outstanding shares of the common stock is 8,177,624, and the total number of outstanding shares of the Series A preferred stock is 960,000 shares.
(3) Dennis N. Lauzon is our president, chief executive officer and director. He owns 40,036 shares of our common stock and 960,000 shares of our series A preferred stock. Each share of our common stock is entitled to one vote on all matters brought before the stockholders, each share of our Series A preferred stock outstanding entitles the holder to 2,000 votes of the common stock on all matters brought before the stockholders. Therefore, Mr. Lauzon will have the power to vote 1,920,040,036 shares of the common stock, which number exceeds the majority of the 8,177,624 issued and outstanding shares of our common stock on the record date.
(4)  Nicholas  A.  Cortese,  Jr.  is  our  director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All such persons have filed all required reports.

                       DOCUMENTS INCORPORATED BY REFERENCE

     Our Annual Report on Form 10-KSB for the year ended December 31, 2004 and financial information from our subsequent Quarterly Report for the period ended March 31, 2005 is incorporated herein by reference.

                     COPIES OF ANNUAL AND QUARTERLY REPORTS

     We will furnish a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2004 and all subsequent Quarterly Reports on Form 10-QSB and any exhibit referred to therein without charge to each person to whom this information statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at 402 West Broadway, Suite 400, San Diego, California 92101, and telephone (619) 615-4242.

                                 By order of the board of directors,

                                 /s/  Dennis  N.  Lauzon

                                 Dennis  N.  Lauzon
                                 President, Chief Executive Officer and Director


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
                                                                    ATTACHMENT A

                        RESOLUTIONS TO BE ADOPTED BY THE
                                 STOCKHOLDERS OF
                           THE JACKSON RIVERS COMPANY
                                 (the "Company")

          RESOLVED, that the amendment to the Company's articles of incorporation increasing the number of authorized shares of common stock to 990,000,000 shares is hereby approved in all respects; and

          RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolutions.


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